As filed with the Securities and Exchange Commission on December 10, 2019

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

MANAGER DIRECTED PORTFOLIOS

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

c/o U.S. Bank Global Fund Services
615 East Michigan Street
Milwaukee, WI 53202
     (Address of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

iM DBi Hedge Strategy ETF, shares of beneficial interest	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act Registration file number to which this form relates: 333-133691

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 87 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-133691 and 811-21897), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. [ ]) on December 6, 2019, which is incorporated herein by reference.

The Registrant currently consists of ten separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

iM DBi Hedge Strategy ETF, shares of beneficial interest	84-2289072

Item 2.	Exhibits

A.
Registrant’s Certificate of Trust dated April 4, 2006 is incorporated herein by reference to Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-133691; 811-21897), as filed with the SEC via EDGAR on May 1, 2006 (Accession Number: 0001206774-06-000986).

B.
Registrant’s Certificate of Amendment to Certificate of Trust dated July 1, 2016, is incorporated by reference to Exhibit (a)(1)(ii) of Post-Effective Amendment No. 24 to its Registration Statement on Form N-1A (File Nos. 333-133691; 811-21897), as filed with the SEC via EDGAR on October 28, 2016 (Accession Number: 0000894189-16-012633).

C.
Registrant’s Amended and Restated Agreement and Declaration of Trust dated November 13, 2018, is incorporated herein by reference to Exhibit (a)(2) of Post-Effective Amendment No. 66 to its Registration Statement on Form N-1A (File Nos. 333-133691; 811-21897), as filed with the SEC via EDGAR on February 26, 2019 (Accession No. 0000894189-19-001093).

D.
Registrant’s Amended and Restated By-Laws dated May 15, 2017 are incorporated herein by reference to Exhibit (b) of Post-Effective Amendment No. 34 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-133691; 811-21897), as filed with the SEC via EDGAR on July 7, 2017 (Accession No. 0000894189-17-003386).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Manager Directed Portfolios

December 10, 2019

/s/ Alyssa M. Bernard
By: Alyssa M. Bernard Title: Secretary